Exhibit 3.3

                          CERTIFICATE OF DETERMINATION
                                OF PREFERENCES OF
                 SERIES AA JUNIOR PARTICIPATING PREFERRED STOCK
                                       OF
                                TRICO BANCSHARES,
                            a California corporation


         The undersigned, Richard Smith and Thomas Reddish, DO HEREBY CERTIFY that:

         A. They are the duly elected and acting President/CEO and Chief Financial Officer/Vice President, respectively, of TriCo Bancshares, a California corporation (the "Corporation").

         B. The authorized number of shares of Preferred Stock is 1,000,000. The authorized number of Series AA Junior Participating Preferred Stock is 150,000, none of which have been issued.

         C. Pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Articles of Incorporation of the said Corporation, the said Board of Directors on June 12, 2001, adopted the following resolutions creating a series of 150,000 shares of Preferred Stock designated as "Series AA Junior Participating Preferred Stock":

         WHEREAS, the Articles of Incorporation of the Corporation authorize a class of Preferred Stock comprising 1,000,000 shares issuable from time to time in one or more series; and

         WHEREAS, the Board of Directors of the Corporation is authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, including but not limited to the dividend rights, dividend rates, conversion rights, voting rights and the liquidation preferences, and the number of shares constituting any such series and the designation thereof, or any of them; and

         WHEREAS, the Corporation heretofore has not issued or designated any series of Preferred Stock, and it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to Series AA Junior Participating Preferred Stock and the number of shares constituting such series;

         NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of the Articles of Incorporation, a series of Preferred Stock, no par value, of the Corporation be and hereby is created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:


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1. Designation and Amount.
   -----------------------
The shares of such series shall be designated as "Series AA Junior Participating Preferred Stock" (the "Series AA Preferred Stock") and the number of shares constituting the Series AA Preferred Stock shall be One Hundred Fifty Thousand (150,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series AA Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series AA Preferred Stock.

2. Dividends and Distributions.
   ----------------------------

(A) Subject to the rights of the holders of any shares of any series of Series AA Preferred stock (or any similar stock) ranking prior and superior to the Series AA Preferred Stock with respect to dividends, the holders of shares of Series AA Preferred Stock, in preference to the holders of shares of Common Stock, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on any regular quarterly dividend payment date as shall be established by the Board of Directors (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series AA Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series AA Preferred Stock. In the event the Corporation shall at any time after July 10, 2001 (the "Rights Declaration Date"), declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series AA Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.



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(B) The  Corporation  shall declare a dividend or  distribution on the Series AA
Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series AA Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series AA Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series AA Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series AA Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may, in accordance with applicable law, fix a record date for the determination of holders of shares of Series AA Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than such number of days prior to the date fixed for the payment thereof as may be allowed by applicable law.

3. Voting Rights.
   --------------
The holders of shares of Series AA Preferred Stock shall have the following voting rights:

(A) Each share of Series AA Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation.

(B) Except as otherwise provided in the Corporation's Articles of Incorporation (as amended hereby), or by law, the holders of shares of Series AA Preferred Stock, the holders of shares of Common Stock, and the holders of shares of any other capital stock of the Corporation having general voting rights, shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C) Except as set forth in the Corporation's Articles of Incorporation (as amended hereby), and except as otherwise provided by law, holders of Series AA Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

4. Certain Restrictions.
   ---------------------

(A) Whenever quarterly dividends or other dividends or distributions payable on the Series AA Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series AA Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series AA Preferred Stock;

(ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series AA Preferred Stock, except dividends paid ratably on the Series AA Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series AA Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series AA Preferred Stock; or

(iv) redeem or purchase or otherwise acquire for consideration any shares of Series AA Preferred Stock, or any shares of stock ranking on a parity with the Series AA Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

5. Reacquired Shares.
   ------------------
Any shares of Series AA Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall become authorized but unissued shares of Series AA Preferred Stock and may be reissued as part of a new series of Series AA Preferred Stock subject to the conditions and restrictions on issuance set forth in the Articles of Incorporation, as amended hereby, and by any subsequent amendments, or as otherwise required by law.

6. Liquidation, Dissolution or Winding Up.
   ---------------------------------------
Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series AA Preferred Stock unless, prior thereto, the holders of shares of Series AA Preferred Stock shall have received $100.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series AA Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series AA Preferred Stock, except distributions made ratably on the Series AA Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time after the Rights Declaration Date declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series AA Preferred Stock were entitled immediately prior to such event under the provision in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

7. Consolidation, Merger, Etc.
   ---------------------------
In case the Corporation shall enter into any consolidation, merger, statutory share exchange, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series AA Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series AA Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

8. No Redemption.
   --------------
The shares of Series AA Preferred Stock shall not be redeemable.


9. Rank.
   -----
The Series AA Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

10. Amendment.
    ----------
The Articles of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series AA Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series AA Preferred Stock, voting together as a single class.

11. Fractional Shares.
    ------------------
Series AA Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series AA Preferred Stock.

     The undersigned declare under the penalty of perjury that the matters set forth in the foregoing certificate are true and correct of their own knowledge.

     Executed at Chico, California, on June 28, 2001.


                                                   /s/ Richard P. Smith
                                                   -----------------------------
                                                   Richard P. Smith,
                                                   President and CEO


                                                   /s/ Thomas J. Reddish
                                                   -----------------------------
                                                   Thomas J. Reddish,
                                                   Chief Financial Officer and
                                                   Vice President